EXHIBIT 21



                                                               State of
                                                             Incorporation
Subsidiary                                                   or Formation
----------                                                   ------------

First Washington Realty Limited Partnership                Maryland
First Washington Management, Inc.                          District of Columbia
First Capital Realty, Inc.                                 District of Columbia
JFD, Inc.                                                  Maryland
Bryans QRS, Inc.                                           Maryland
Valley Centre, Inc.                                        Maryland
Southside Marketplace Limited Partnership                  Maryland
Cloppers Mill Village Center, L.L.C.                       Maryland
Allenbeth Associates Limited Partnership                   Maryland
Branchwood, Inc.                                           Maryland
Branchwood Apartments Limited Partnership                  Maryland
Woodholme Properties Limited Partnership                   Maryland
SP Associates Limited Partnership                          Maryland
JFD Limited Partnership                                    Maryland
FW-Bryans Road Limited Partnership                         Maryland
Greenspring Associates Limited Partnership                 Maryland



                                        1